Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS THIRD QUARTER 2019 RESULTS

Net Income of $7.8 million;

Adjusted EBITDAre of $45.2 million; Adjusted FFO per share of $0.31

Completed Acquisition of Four Hotels for $249 Million Through GIC Joint Venture in the Fourth Quarter

Austin, Texas, November 5, 2019 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the quarter ended September 30, 2019.

“Our diversified portfolio of hotels continues to benefit from our leading asset management platform and thoughtful capital reinvestment projects as RevPAR in our pro forma portfolio outperformed the STR Upscale segment by 70 basis points and our competitive sets by 150 basis points during the quarter,” said Dan Hansen, the Company’s Chairman, President and Chief Executive Officer. “While the industry continues to operate in a challenging environment, we have remained focused on pursuing and executing opportunistic transactions and recently completed the previously announced $249 million four-hotel portfolio acquisition through our unique joint venture with GIC.  Combined with the previous purchase of the Hampton Inn & Suites in Silverthorne, Colorado, the venture currently owns nearly $300 million of high-quality hotel investments.  All five hotels are located in high-growth markets and were acquired at attractive capitalization rates with substantial RevPAR and operating margin premiums to our existing portfolio.  These acquisitions have primarily been funded through a pragmatic capital recycling program as year-to-date we have either sold, or are under contract to sell, 10 hotels for nearly $170 million,” commented Mr. Hansen.

Third Quarter 2019 Highlights

•	Net Income: Net income attributable to common stockholders decreased 77.1 percent to $7.8 million, or $0.07 per diluted share, compared with $34.2 million, or $0.33 per diluted share, in the same period of 2018. Excluding a $24.8 million pretax net gain on disposal of assets during the three months ended September 30, 2018, net income attributable to common stockholders decreased by $1.5 million as compared to the same period in 2018.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) increased 0.2 percent to $124.45 from the same period in 2018. Pro forma average daily rate (“ADR”) decreased 0.8 percent to $155.25 compared to the same period in 2018 and pro forma occupancy increased 1.0 percent to 80.2 percent.

•	Same-Store RevPAR: Same-store RevPAR decreased 0.1 percent to $122.73 from the same period in 2018. Same-store ADR decreased 1.0 percent to $153.59 compared to the same period in 2018 and occupancy increased 0.9 percent to 79.9 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $48.3 million, a decrease of 3.4 percent from the same period in 2018. Pro forma hotel EBITDA margin contracted by 130 basis points to 36.0 percent from 37.3 percent in the same period of 2018.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 8.8 percent to $45.2 million from $49.6 million in the same period of 2018.

•	Adjusted FFO: AFFO decreased 10.1 percent to $32.5 million, or $0.31 per diluted share, from $36.1 million, or $0.35 per diluted share, in the same period of 2018.

•	Acquisitions: The Company acquired the 88-guestroom Hampton Inn & Suites Silverthorne, CO and two vacant parcels of land through its joint venture with GIC for an aggregate purchase price of $27.9 million.

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The Company’s results for the three and nine months ended September 30, 2019 and 2018 are as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)
	(Dollars in thousands, except per share amounts)
Net income attributable to common stockholders	$7,824	$34,191	$62,240	$68,926
Net income per diluted share	$0.07	$0.33	$0.60	$0.66
Total revenues	$133,685	$142,340	$415,567	$434,761
EBITDAre (1)	$44,207	$48,340	$139,019	$148,694
Adjusted EBITDAre (1)	$45,201	$49,563	$144,346	$151,465
FFO (1)	$30,903	$34,293	$96,555	$101,802
Adjusted FFO (1)	$32,470	$36,126	$103,382	$109,700
FFO per diluted share and unit (1,2)	$0.30	$0.33	$0.93	$0.98
Adjusted FFO per diluted share and unit (1,2)	$0.31	$0.35	$0.99	$1.05

Pro Forma (3)
RevPAR	$124.45	$124.25	$127.88	$125.80
RevPAR Growth	0.2%		1.7%
Hotel EBITDA	$48,289	$49,966	$152,864	$149,598
Hotel EBITDA margin	36.0%	37.3%	37.3%	37.5%
Hotel EBITDA margin growth	-130 bps		-22 bps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Amounts are based on 104,310,000 weighted average diluted common shares and units and 104,230,000 weighted average diluted common shares and units for the three months ended September 30, 2019, and 2018, respectively, and 104,318,000 weighted average diluted common shares and units and 104,343,000 weighted average diluted common shares and units for the nine months ended September 30, 2019, and 2018, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 70 hotels owned as of September 30, 2019, as if each hotel had been owned by the Company since January 1, 2018. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2018, which includes periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Year-To-Date 2019 Highlights

•	Net Income: Net income attributable to common stockholders decreased 9.7 percent to $62.2 million, or $0.60 per diluted share, compared with $68.9 million, or $0.66 per diluted share, in the same period of 2018.

•	Pro Forma RevPAR: Pro forma RevPAR increased 1.7 percent to $127.88 from the same period in 2018. Pro forma ADR grew to $160.70, an increase of 1.0 percent from the same period in 2018 and pro forma occupancy increased 0.6 percent to 79.6 percent.

•	Same-Store RevPAR: Same-store RevPAR increased 1.4 percent to $126.36 from the same period in 2018. Same-store ADR increased 1.0 percent to $159.44 compared to the same period in 2018 and same-store occupancy increased 0.4 percent to 79.3 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $152.9 million, an increase of 2.2 percent from the same period in 2018. Pro forma hotel EBITDA margin contracted by 22 basis points to 37.3 percent from 37.5 percent in the same period of 2018.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 4.7 percent to $144.3 million from $151.5 million in the same period of 2018.

•	Adjusted FFO: AFFO decreased 5.8 percent to $103.4 million, or $0.99 per diluted share, from $109.7 million, or $1.05 per diluted share, in the same period of 2018.

•	Acquisitions: The Company acquired the 88-guestroom Hampton Inn & Suites Silverthorne, CO and two vacant parcels of land through its joint venture with GIC for an aggregate purchase price of $27.9 million.

•	Dispositions: The Company sold eight hotels containing 945 guestrooms for an aggregate gross sales price of $146.6 million, or $155,100 per key. The eight properties were sold at an average trailing capitalization rate of 7.0 percent and resulted in the realization of an aggregate net gain on sale of $40.8 million.

GIC Joint Venture Update

On October 8, 2019, the joint venture between the Company and GIC ( the “Joint Venture”) completed the previously announced acquisition of four hotels located on the west coast for $249 million. The portfolio is located in three high-growth markets and includes the 258-guestroom Residence Inn by Marriott Portland Downtown/RiverPlace, the 169-guestroom Hilton Garden Inn San Francisco Airport North, the 161-guestroom Hilton Garden Inn San Jose/Milpitas, and the 122-guestroom Residence Inn by Marriott Portland Hillsboro.

The total purchase price of $249 million, or approximately $351,000 per key, represents an average capitalization rate of 8.4 percent based on management’s underwritten estimate of the hotels’ net operating income for the full-year 2019. With an average RevPAR of $162 and average hotel EBITDA margin of over 50 percent, the pending acquisitions will further enhance the Company’s diverse portfolio of well-located hotels with efficient operating models. The Joint Venture expects to invest approximately $23 million of capital on the four hotels during the first three years of ownership.

Also, on October 8, 2019, the Joint Venture successfully closed on a new $200 million credit facility comprised of a $125 million revolving line of credit and a $75 million term loan. The credit facility includes an accordion feature which will allow commitments to be increased up to a total of $500 million and has an initial four-year term with a maturity date of October 2023 that can be extended for one year at the Joint Venture’s option, subject to certain conditions. The interest rate on the credit facility is based on a credit spread of 215 basis points plus LIBOR for the revolving line of credit and 210 basis points plus LIBOR for the term loan. The $75 million term loan was fully drawn at closing and $65 million was drawn on the revolving line of credit at closing with $60 million of capacity remaining. Loan proceeds were used to complete the Joint Venture’s acquisition of four hotels for $249 million.

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Pending Disposition

On October 7, 2019, the Company announced that it had entered into agreements to sell the 130-guestroom Hilton Garden Inn SE/Liberty Park and the 95-guestroom Hilton Garden Inn Birmingham Lakeshore Drive for an aggregate sales price of $21.8 million, or $97,000 per key, which will result in an estimated combined gain on sale of $4.8 million. The sales price represents a capitalization rate of 6.9 percent based on the hotel’s net operating income for the twelve months ended September 30, 2019 and 5.6 percent including estimated foregone capital improvements. The combined RevPAR and hotel EBITDA margin for the hotels was $84 and 24.1%, respectively, for the twelve months ending September 30, 2019. The pending transaction is expected to close during the fourth quarter of 2019.

Capital Improvements

The Company invested $14.1 million and $46.7 million in capital improvements during the three and nine months ended September 30, 2019 and anticipates investing a total of $57.5 million to $62.5 million in capital improvements across its portfolio during 2019.

Capital Markets & Balance Sheet

At September 30, 2019, the Company had the following:

•	Total outstanding debt of $848.7 million with a weighted average interest rate of 4.03 percent.

•	After giving effect to interest rate derivative agreements, $550.1 million, or 65 percent, of the Company’s debt had fixed interest rates, and $298.6 million, or 35 percent, had variable interest rates.

•	Undrawn availability on its senior unsecured revolving credit facility of $350.0 million.

•	Pro rata net debt, which the Company defines as its pro rata share of total outstanding debt less cash and cash equivalents, to pro rata trailing twelve-month pro forma adjusted EBITDAre of 4.3x.

At October 24, 2019, inclusive of its pro rata share of the new Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $974.7 million with a weighted average interest rate of 3.92 percent.

•	After giving effect to interest rate derivative agreements, $549.8 million, or 56 percent, of our pro rata outstanding debt had fixed interest rates, and $424.9 million, or 44 percent had variable interest rates.

•	Undrawn availability on its senior unsecured revolving credit facility of $295.0 million.

•	Pro rata net debt to trailing twelve-month pro forma adjusted EBITDAre of 4.7x.

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Dividends

On November 1, 2019, the Company declared a quarterly cash dividend of $0.18 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The annualized dividend of $0.72 per share and per unit represents an annual dividend yield of 5.7 percent based on the November 4, 2019 closing stock price.

In addition, the Company declared a quarterly cash dividend of:

•	$0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock.

•	$0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock.

The common and preferred dividends are payable on November 29, 2019 to holders of record as of November 15, 2019.

2019 Outlook

The Company is providing its updated full year 2019 outlook for the 72 hotels expected to be owned at year-end which assumes the pending disposition of two hotels located in Birmingham, AL is completed during the fourth quarter. The reduction to the midpoint of our pro forma RevPAR growth outlook is primarily driven by the inclusion of acquired assets as if they were owned for the full year and exclusion of results from completed or pending disposition activity.  The transactions announced subsequent to the quarter ended September 30, 2019 reduced pro forma RevPAR growth by approximately 40 basis points for the full year 2019. There are no future acquisitions, dispositions, or additional capital markets activities assumed in the Company’s outlook for full year 2019 beyond those previously mentioned.

FULL YEAR 2019
(Dollars in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (72) [1]	$127.25	$127.75
Pro forma RevPAR growth (72) [1]	0.50%	1.00%
RevPAR (same-store 65) [2]	$123.50	$124.25
RevPAR growth (same-store 65) [2]	0.50%	1.00%
Adjusted EBITDAre	$183,300	$186,400
Adjusted FFO	$128,700	$131,900
Adjusted FFO per diluted unit [3]	$1.23	$1.26
Capital improvements	$57,500	$62,500

(1)	As of November 5, 2019, the Company owns a majority interest in 74 hotels, 69 of which are wholly-owned, and is also under contract to sell two wholly-owned hotels located in Birmingham, AL which have been excluded from the Company’s updated outlook. Pro forma outlook information for the full year 2019 includes operating estimates for 72 hotels as if each hotel had been owned since January 1, 2018.

(2)	As of November 5, 2019, the Company owned 67 same-store hotels. The same-store outlook information includes operating estimates for 65 hotels owned by the Company since January 1, 2018, and excludes two wholly-owned hotels located in Birmingham, AL expected to be sold during the fourth quarter 2019.

(3)	Assumes weighted average diluted common shares and units outstanding of 104,300,000 for the full year 2019.

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Third Quarter 2019 Earnings Conference Call

The Company will conduct its quarterly conference call on Wednesday, November 6, 2019, at 11:00 AM ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 1389184. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Wednesday, November 13, 2019, by dialing 855-859-2056, conference identification code 1389184. A replay will also be available in the Investor Relations section of the Company’s website until January 31, 2020.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of November 5, 2019, the Company’s portfolio consisted of 74 hotels, 69 of which were wholly-owned, with a total of 11,513 guestrooms located in 24 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:
Adam Wudel
SVP – Finance & Capital Markets
Summit Hotel Properties, Inc.
(512) 538-2325

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Summit's Portfolio (74) (1)

(1) Includes all acquisitions and dispositions completed as of November 5, 2019.

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Investment in hotel properties, net	$1,949,160	$2,065,554
Undeveloped land	2,267	2,267
Assets held for sale, net	17,370	7,633
Investment in real estate loans, net	31,028	30,700
Right-of-use assets	28,942	-
Cash and cash equivalents	48,091	44,088
Restricted cash	27,819	28,468
Trade receivables, net	18,453	13,978
Prepaid expenses and other	10,507	10,111
Deferred charges, net	4,125	4,691
Other assets	11,596	14,807
Total assets	$2,149,358	$2,222,297
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$843,531	$958,712
Lease liabilities	18,580	-
Accounts payable	5,273	5,391
Accrued expenses and other	84,917	66,050
Total liabilities	952,301	1,030,153

Total stockholders' equity	1,181,355	1,189,849
Non-controlling interests in operating partnership	1,861	2,295
Non-controlling interest in joint venture	13,841	-
Total equity	1,197,057	1,192,144
Total liabilities and equity	$2,149,358	$2,222,297

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Room	$123,112	$131,429	$382,868	$401,651
Food and beverage	5,540	5,817	17,982	18,663
Other	5,033	5,094	14,717	14,447
Total revenues	133,685	142,340	415,567	434,761
Expenses:
Room	27,898	30,854	84,151	90,972
Food and beverage	4,493	4,684	13,781	14,790
Other hotel operating expenses	38,913	40,437	118,132	121,473
Property taxes, insurance and other	10,696	10,220	32,799	32,250
Management fees	3,676	4,188	13,280	14,928
Depreciation and amortization	23,202	24,941	72,517	75,141
Corporate general and administrative	5,532	4,852	17,442	17,079
Loss on impairment of assets	-	-	1,685	-
Total expenses	114,410	120,176	353,787	366,633
(Loss) gain on disposal of assets, net	(31)	24,826	39,655	42,114
Operating income	19,244	46,990	101,435	110,242
Other income (expense):
Interest expense	(9,450)	(10,848)	(30,068)	(30,579)
Other income, net	1,808	1,327	3,255	5,586
Total other income (expense)	(7,642)	(9,521)	(26,813)	(24,993)
Income from continuing operations before income taxes	11,602	37,469	74,622	85,249
Income tax benefit (expense)	24	532	(1,027)	120
Net income	11,626	38,001	73,595	85,369
Less - Income attributable to non-controlling interests:
Operating Partnership	(15)	(100)	(150)	(204)
Joint venture	(77)	-	(77)	-
Net income attributable to Summit Hotel Properties, Inc.	11,534	37,901	73,368	85,165
Preferred dividends	(3,710)	(3,710)	(11,128)	(12,962)
Premium on redemption of preferred stock	-	-	-	(3,277)
Net income attributable to common stockholders	$7,824	$34,191	$62,240	$68,926
Earnings per share:
Basic and diluted	$0.07	$0.33	$0.60	$0.66
Weighted average common shares outstanding:
Basic	103,935	103,666	103,861	103,603
Diluted	103,970	103,821	103,916	103,868
Dividends per share	$0.18	$0.18	$0.54	$0.54

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Dollars in thousands, except per share and unit amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$11,626	$38,001	$73,595	$85,369
Preferred dividends	(3,710)	(3,710)	(11,128)	(12,962)
Premium on redemption of preferred stock	-	-	-	(3,277)
Income from non-controlling interest in consolidated joint venture	(77)	-	(77)	-
Net income applicable to common shares and common units	$7,839	$34,291	$62,390	$69,130
Real estate-related depreciation (1)	23,098	24,828	72,200	74,786
Loss on impairment of assets	-	-	1,685	-
Loss (gain) on disposal of assets, net	31	(24,826)	(39,655)	(42,114)
Adjustments from non-controlling interest in consolidated joint venture	(65)	-	(65)	-
FFO applicable to common shares and common units	$30,903	$34,293	$96,555	$101,802
Amortization of lease-related intangible assets, net	34	255	105	617
Amortization of deferred financing costs	327	497	1,041	1,495
Amortization of franchise fees (1)	104	113	317	355
Equity-based compensation	1,450	1,319	4,766	5,367
Debt transaction costs	12	48	1,847	265
Premium on redemption of preferred stock	-	-	-	3,277
Non-cash interest income (2)	(694)	(517)	(1,713)	(1,528)
Non-cash lease expense, net	104	-	383	-
Casualty losses (recoveries), net	231	118	82	(1,950)
Adjustments from non-controlling interest in consolidated joint venture	(1)	-	(1)	-
AFFO applicable to common shares and common units	$32,470	$36,126	$103,382	$109,700
Weighted average diluted common shares / common units (3)	104,310	104,230	104,318	104,343
FFO per common share / common unit	$0.30	$0.33	$0.93	$0.98
AFFO per common share / common unit	$0.31	$0.35	$0.99	$1.05

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$11,626	$38,001	$73,595	$85,369
Depreciation and amortization	23,202	24,941	72,517	75,141
Interest expense	9,450	10,848	30,068	30,579
Interest income	(78)	(92)	(218)	(161)
Income tax (benefit) expense	(24)	(532)	1,027	(120)
EBITDA	$44,176	$73,166	$176,989	$190,808
Loss on impairment of assets	-	-	1,685	-
Loss (gain) on disposal of assets, net	31	(24,826)	(39,655)	(42,114)
EBITDAre	$44,207	$48,340	$139,019	$148,694
Amortization of lease-related intangible assets, net	34	255	105	617
Equity-based compensation	1,450	1,319	4,766	5,367
Debt transaction costs	12	48	1,847	265
Non-cash interest income (1)	(694)	(517)	(1,713)	(1,528)
Non-cash lease expense, net	104	-	383	-
Casualty losses (recoveries), net	231	118	82	(1,950)
Income from non-controlling interest in consolidated joint venture	(77)	-	(77)	-
Adjustments from non-controlling interest in consolidated joint venture	(66)	-	(66)	-
Adjusted EBITDAre	$45,201	$49,563	$144,346	$151,465

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$123,683	$123,474	$377,135	$367,126
Pro forma other hotel operations revenue	10,574	10,597	32,460	31,376
Pro forma total revenues	134,257	134,071	409,595	398,502
Pro forma total hotel operating expenses	85,968	84,105	256,731	248,904
Pro forma hotel EBITDA	$48,289	$49,966	$152,864	$149,598
Pro forma hotel EBITDA Margin	36.0%	37.3%	37.3%	37.5%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$133,685	$142,340	$415,567	$434,761
Total revenues - acquisitions (1)	572	3,886	3,203	11,504
Total revenues - dispositions (2)	-	(12,155)	(9,175)	(47,763)
Pro forma total revenues	134,257	134,071	409,595	398,502

Hotel Operating Expenses:
Total hotel operating expenses	85,676	90,383	262,143	274,413
Hotel operating expenses - acquisitions (1)	292	1,798	1,713	5,580
Hotel operating expenses - dispositions (2)	-	(8,076)	(7,125)	(31,089)
Pro forma hotel operating expenses	85,968	84,105	256,731	248,904

Hotel EBITDA:
Operating income	19,244	46,990	101,435	110,242
Loss (gain) on disposal of assets, net	31	(24,826)	(39,655)	(42,114)
Loss on impairment of assets	-	-	1,685	-
Corporate general and administrative	5,532	4,852	17,442	17,079
Depreciation and amortization	23,202	24,941	72,517	75,141
Hotel EBITDA	48,009	51,957	153,424	160,348
Hotel EBITDA - acquisitions (1)	280	2,088	1,490	5,924
Hotel EBITDA - dispositions (2)	-	(4,079)	(2,050)	(16,674)
Pro forma hotel EBITDA	$48,289	$49,966	$152,864	$149,598

(1)	Unaudited pro forma information includes operating results for 70 hotels owned as of September 30, 2019, as if all such hotels had been owned by the Company since January 1, 2018. For hotels acquired by the Company after January 1, 2018 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2018, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2018 and September 30, 2019 (the “Disposed Hotels”), the unaudited pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2018 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2018	2019			Trailing Twelve
	Q4	Q1	Q2	Q3	Months Ended Sept 30, 2019
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$114,519	$122,272	$131,180	$123,683	$491,654
Pro forma other hotel operations revenue	10,426	10,629	11,257	10,574	42,886
Pro forma total revenues	124,945	132,901	142,437	134,257	534,540
Pro forma total hotel operating expenses	80,211	83,887	86,876	85,968	336,942
Pro forma hotel EBITDA	$44,734	$49,014	$55,561	$48,289	$197,598
Pro forma hotel EBITDA Margin	35.8%	36.9%	39.0%	36.0%	37.0%

Pro Forma Statistics (1) (2)
Rooms sold	741,108	745,317	804,820	796,695	3,087,940
Rooms available	993,784	972,180	983,043	993,876	3,942,883
Occupancy	74.6%	76.7%	81.9%	80.2%	78.3%
ADR	$154.52	$164.05	$162.99	$155.25	$159.22
RevPAR	$115.24	$125.77	$133.44	$124.45	$124.69

Actual Statistics
Rooms sold	799,113	796,661	808,354	793,599	3,197,727
Rooms available	1,072,628	1,043,070	988,075	990,708	4,091,872
Occupancy	74.5%	76.4%	81.8%	80.1%	78.1%
ADR	$152.40	$160.80	$162.87	$155.13	$157.82
RevPAR	$113.54	$122.81	$133.25	$124.27	$123.33

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	132,509	138,952	142,930	133,685	$548,076
Total revenues from acquisitions (1)	967	1,604	1,027	572	4,170
Total revenues from dispositions (2)	(8,531)	(7,655)	(1,520)	-	(17,706)
Pro forma total revenues	124,945	132,901	142,437	134,257	534,540

Hotel Operating Expenses:
Total hotel operating expenses	85,535	88,791	87,676	85,676	347,678
Total hotel operating expenses from acquisitions (1)	635	764	657	292	2,348
Total hotel operating expenses from dispositions (2)	(5,959)	(5,668)	(1,457)	-	(13,084)
Pro forma total hotel operating expenses	80,211	83,887	86,876	85,968	336,942

Hotel EBITDA:
Operating income	14,957	22,801	59,390	19,244	116,392
Loss (gain) on disposal of assets, net	640	(4,166)	(35,520)	31	(39,015)
Loss on impairment of assets	1,075	-	1,685	-	2,760
Corporate general and administrative	4,430	5,990	5,920	5,532	21,872
Depreciation and amortization	25,872	25,536	23,779	23,202	98,389
Hotel EBITDA	46,974	50,161	55,254	48,009	200,398
Hotel EBITDA from acquisitions (1)	332	840	370	280	1,822
Hotel EBITDA from dispositions (2)	(2,572)	(1,987)	(63)	-	(4,622)
Pro forma hotel EBITDA	$44,734	$49,014	$55,561	$48,289	$197,598

(1)	Unaudited pro forma information includes operating results for 70 hotels owned as of September 30, 2019 as if all such hotels had been owned by the Company since October 1, 2018. For hotels acquired by the Company after October 1, 2018 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from October 1, 2018 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between October 1, 2018 and September 30, 2019 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from October 1, 2018 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma and Same-Store Data

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Pro Forma (70) ¹
Rooms sold	796,695	789,059	2,346,832	2,308,103
Rooms available	993,876	993,753	2,949,099	2,918,278
Occupancy	80.2%	79.4%	79.6%	79.1%
ADR	$155.25	$156.48	$160.70	$159.06
RevPAR	$124.45	$124.25	$127.88	$125.80

Occupancy change	1.0%		0.6%
ADR change	-0.8%		1.0%
RevPAR change	0.2%		1.7%

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Same-Store (67) ¹
Rooms sold	764,296	757,358	2,249,458	2,239,884
Rooms available	956,524	956,401	2,838,261	2,837,176
Occupancy	79.9%	79.2%	79.3%	78.9%
ADR	$153.59	$155.14	$159.44	$157.87
RevPAR	$122.73	$122.85	$126.36	$124.63

Occupancy change	0.9%		0.4%
ADR change	-1.0%		1.0%
RevPAR change	-0.1%		1.4%

(1)	Unaudited pro forma information includes operating results for 70 hotels owned as of September 30, 2019, as if each hotel had been owned by the Company since January 1, 2018. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 67 hotels owned by the Company as of January 1, 2018, and at all times during the three and nine months ended September 30, 2019, and 2018.

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations for Financial Outlook

(Unaudited)

(Dollars in thousands, except per share and unit)

	For the Year Ending December 31, 2019
	Low	High
Net income	$81,700	$84,900
Preferred dividends	(14,800)	(14,800)
Income from non-controlling interest in consolidated joint venture	(200)	(200)
Net income applicable to common shares and units	66,700	69,900
Real estate-related depreciation	97,500	97,500
Loss on impairment of assets	1,700	1,700
Gain on disposal of assets, net	(44,400)	(44,400)
Adjustments from non-controlling interest in consolidated joint venture	(1,000)	(1,000)
FFO applicable to common shares and common units	120,500	123,700
Amortization of lease-related intangible assets, net	200	200
Amortization of deferred financing costs	1,500	1,500
Amortization of franchise fees	400	400
Equity-based compensation	6,200	6,200
Debt transaction costs	1,900	1,900
Non-cash interest income	(2,500)	(2,500)
Non-cash lease expense, net	500	500
Casualty recoveries, net	100	100
Adjustments from non-controlling interest in consolidated joint venture	(100)	(100)
AFFO applicable to common shares and common units	$128,700	$131,900
Weighted average diluted common shares/common units (1)	104,300	104,300
FFO per common share and common unit	$1.16	$1.19
AFFO per common share and common unit	$1.23	$1.26

(1)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – EBITDA for Financial Outlook

(Unaudited)

(Dollars in thousands)

	For the Year Ending December 31, 2019
	Low	High
Net income	$81,700	$84,900
Depreciation and amortization	97,900	97,900
Interest expense	40,800	40,700
Interest income	(300)	(300)
Income tax expense	1,400	1,400
EBITDA	221,500	224,600
Loss on impairment of assets	1,700	1,700
Gain on disposal of assets, net	(44,400)	(44,400)
EBITDAre	178,800	181,900
Amortization of lease-related intangible assets, net	200	200
Equity-based compensation	6,200	6,200
Debt transaction costs	1,900	1,900
Non-cash interest income	(2,500)	(2,500)
Non-cash lease expense, net	500	500
Casualty recoveries, net	100	100
Income from non-controlling interest in consolidated joint venture	(200)	(200)
Adjustments from non-controlling interest in consolidated joint venture	(1,700)	(1,700)
Adjusted EBITDAre	$183,300	$186,400

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

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We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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